Exhibit 99.1

Mawson Infrastructure Group Inc. announces purchase of an additional 17,352 latest generation ASIC bitcoin miners from Canaan, adding 1.5EH to existing operations

Mawson has now purchased over 3EH of ASIC bitcoin mining hardware

Sydney, Australia — August 12th, 2021 — Mawson Infrastructure Group Inc. (OTCQB:MIGI) (“Mawson”), a digital infrastructure provider with diversified operations across bitcoin mining and digital asset management, announces it has purchased an additional 17,352 of Canaan’s (NASDAQ:CAN) latest generation ASIC bitcoin miners, adding over 1.5EH to Mawson’s existing operations.

The additional 17,352 latest generation Avalon A1166 and A1246 bitcoin miners will be deployed across Mawson’s USA and Australian operations in 2021 and 2022, with miners to be deployed at the company’s first Australian site in Q4 2021, as well as at its flagship facility in Georgia, USA.

James Manning, CEO and Founder of Mawson, said, “We are very happy to have contracted another large order with Canaan, who have been fantastic partners to date. Canaan have delivered consistently and on time, and in an environment where ASIC bitcoin mining hardware supply is once again becoming harder to secure, we are delighted to further cement our partnership. Coupled with our extensive power infrastructure across the USA and Australia, we look forward to having these units online in late 2021 and early 2022. We again reiterate our end of CY21 goal of 2000 PH and end of CY22 goal of 5000 PH, and look forward to updating shareholders further on hardware purchases in due course.”

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About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com